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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 6, 2000



                            e-commerce group, Inc.
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              (Exact name of registrant as specified in charter)


                                    Nevada
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                (State of other jurisdiction of incorporation)


         000-27139                                              88-0293704
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 (Commission File Number)                     (IRS Employer Identification No.)


              3675 Pecos-McLeod, Suite 1400, Las Vegas, NV  89121
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          (Address of principal executive offices)         (Zip Code)


        Registrant's telephone no. including area code:  (702) 866-2500
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      ___________________________________________________________________
      (Former Name or Address, if changed since Last Report)   (Zip Code)

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Item 2.   Acquisition or Disposition of Assets

     On July 6, 2000, under a Stock Purchase Agreement (the "Stock Purchase Agreement"), e-commerce group, Inc. (the "Company") acquired all of the outstanding capital stock of Sports Fitness & Leisure, Limited ("SFL"), a United Kingdom corporation, from Fortress Management Services Ltd., Mr. Brian Philip Ridsdale, Mr. Paul Bagshawe, Mr. Michael Withers, Mr. Paul Callus and LG Multimedia Services Ltd., being the holders of all of the issued and outstanding capital stock of SFL (the "SFL Shareholders"). SFL and its subsidiaries are engaged in the business of the marketing and electronic sales of a stakeholder pension scheme underwritten by The Prudential Assurance Company Limited, which pension scheme is directed towards small and medium-sized businesses in the sports, fitness and leisure industries in the United Kingdom and their employees. In consideration for the SFL shares, the Company (i) issued an aggregate of 385,000 shares of its Common Stock, par value $.001 per share (the "Common Stock"), to the SFL Shareholders, and (ii) agreed to either (a) make a cash payment of $350,000 to the SFL Shareholders on or before July 16, 2001 from the proceeds received by the Company from a round or rounds of financing resulting in aggregate cash proceeds of at least $350,000, or (b) if no such financing or financings have been completed by July 6, 2001, issue 107,700 additional shares of Common Stock to the SFL Shareholders.


     In connection with the Stock Purchase Agreement, the Company has granted the SFL Shareholders certain "piggyback" registration rights with respect to the Common Stock issued to them, which rights terminate on the earlier to occur of July 6, 2005 or the inclusion by the Company of such shares in three registration statements under the Securities Act of 1933, as amended.


     In connection with the SFL transaction, effective July 11, 2000, the Company appointed Richard Nichols, the Managing Director of SFL, to serve on its Board of Directors and entered into an Employment Agreement with Mr. Nichols pursuant to which he will serve as the Chief Operating Officer of the Company and the Managing Director of SFL for an annual base salary of (Pounds)75,000, plus a bonus of up to (Pounds)25,000 under the Company's bonus scheme. After the one-year anniversary of his employment with the Company, Mr. Nichols will be entitled to receive options under a stock option plan to be adopted by the Company. Under the agreement, the Company may terminate Mr. Nichols' employment without cause upon 12 months notice and may, in lieu of continuing his employment after such notice of termination is given, pay Mr. Nichols a severance payment equal to his base salary for the remainder of the unexpired notice period. Further, Mr. Nichols has agreed not to compete with the Company, solicit any of the Company's customers or employees or disclose any confidential information or trade secrets during the term of his employment and for certain periods of time following the termination of such employment.


          This report contains forward-looking statements, including statements about the Company's plans, objectives, expectations and intentions and the financial and other contributions expected from the acquisition of SFL. Actual results may be materially different than those anticipated in these forward-looking statements. Factors that could

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cause actual results to materially differ include known and unknown risks, including, without limitation, the early stage of the business-to-business e-commerce market, the Company's ability to manage its growth, the ability of the Company to develop and successfully market new products, the Company's ability to successfully integrate the operations of SFL, the continuation of SFL's alliance with Prudential, the retention of key technical and other personnel, rapid technological change and intense competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission.
The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

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Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.
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(a) & (b) Financial Statements & Pro Forma Financial Statements


          The financial statements of SFL required by Regulation S-X and the pro forma financial statements required by Article 11 of Regulation S-X will be filed by amendment to this Form 8K on or before September 18, 2000.


(c)  Exhibits


Ex. 2.1. Stock Purchase Agreement among e-commerce group, Inc., Sports Fitness & Leisure Ltd., Fortress Management Services Ltd., Brian Ridsdale, Paul Bagshawe, Michael Withers, Paul Callus & LG Multimedia Services Ltd. dated as of June 30, 2000

Ex. 10.6. Employment Agreement dated as of July 11, 2000 between e-commerce group, Inc. and Richard Nichols

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              e-commerce group, Inc.




                              By: /s/ Tony Arnold
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                                  Tony Arnold
                                  Chief Executive Officer


Date:  July 18, 2000

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